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                                                                   EXHIBIT 10.16

                       ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered into effective as of October 1, 1999, between X10.com, Inc. a Delaware corporation ("X10.com"), and Orca Monitoring Services, LLC, a Washington limited liability company ("Orca").

                                   RECITALS

     A. X10.com is engaged in the business of designing, developing, marketing and selling home automation, home security and home entertainment products;

     B. Orca is engaged in the business of professional security monitoring and alarm system product support, and operates a Customer Support Center with employees providing 24-hour customer service by telephone; and

     C. X10.com desires that Orca provide X10.com with certain administrative and customer service support, and Orca is willing to provide those services to X10.com under the terms and conditions set forth below.

     In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                   AGREEMENT

     1. Term. The term of this Agreement shall commence on October 1, 1999 (the "Effective Date"), and will be for a term of one (1) year, to be automatically renewed for subsequent one-year terms unless terminated by mutual agreement of the parties or as otherwise provided herein. In the event of a material breach by either party in the performance of its obligations hereunder, the non-breaching party may terminate this Agreement by giving thirty (30) days written notice to the other party.

     2. Description of Corporate Services. From and after the Effective Date, Orca agrees to provide X10.com with administrative and customer service support as may be requested by X10.com (the "Services"), including the following:

               a. General telephone reception services during regular office hours;

               b. Twenty-four hour overflow telephone customer service and technical support in accordance with information, manuals and training provided by X10.com; and

               c. General office administration and support, including utilities, telephone, conference rooms, janitorial service and other office services, equipment and facilities.

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     3.   Service Fees.  Orca shall be entitled to fees for the performance of the Services rendered under this Agreement in amounts determined in accordance with Schedule A attached hereto. Such fees shall be payable within thirty (30) days after receipt of invoice from Orca for Services rendered during the preceding month.

     4. Training. X10.com shall provide at its expense such information, manuals and employee training as may be necessary for employees of Orca to initially perform the Services. Orca shall thereafter be responsible, at its expense, for training new employees to perform the Services.

     5. Independent Contractor. Orca is an independent contractor. This Agreement shall not create the relationship of an employer and employee, a partnership, or a joint venture. Orca shall be responsible for all wages, benefits, income taxes, unemployment taxes, social security, workers' compensation insurance and other taxes, withholdings, expenses and deductions arising out of the services rendered by Orca or its employees under this Agreement.

     6. Assignment. This Agreement shall not be assigned by either party and any attempt to assign shall be void and without any effect, except upon the express mutual consent of the parties.

     7. Notices. All notices or other communications hereunder shall be in writing and shall be made by hand delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          X10.com:     X10.com
                       15200 52nd Avenue South
                       Seattle, WA 98188-2335
                       Attn: CFO

          Orca:        Orca Monitoring Services, LLC
                       15200 52nd Avenue South
                       Seattle, WA 98188-2335
                       Attn: President

or at such other address as shall be furnished by any of the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally, and three (3) calendar days after so mailed, if sent by registered or certified mail.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and all prior arrangements and negotiations between the parties are hereby deemed to be merged therein. This Agreement may be modified or amended only by mutual written consent of the parties.

     9. Confidentiality. Orca understands and agrees that all financial and other information of X10.com is proprietary and confidential information. Orca agrees to protect and preserve as confidential all financial and other information of X10.com. Orca will not disclose such

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information to any person or entity (including affiliates of Orca) except to
Orca's employees who have a need to know such information for use in furtherance of this Agreement and who agree, in writing, to hold all such information in confidence. Orca will use such information only to perform its obligations under this Agreement, and will not use any of such information for any other purpose and will not allow any other person or entity (including affiliates of Orca) to use any of X10.com's proprietary or confidential information in any other way, without X10.com's prior written consent. Orca further agrees that all materials which result from services performed hereunder shall be and remain the property of X10.com and, upon termination on this Agreement or earlier request, shall be delivered to X10.com

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington without reference to conflict of laws.

     11. Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

     12. Attorneys' Fees. The prevailing party in any action between the parties which is based on this Agreement or any document related hereto shall have its reasonable attorneys' fees and other costs incurred in such action or proceeding including any incurred for pre-suit, trial, arbitration, post-judgment and appeal, paid by the other party.


     Executed as of the date first above written.

                                        X10.COM, INC.,
                                        a Delaware corporation,

                                        By  /s/ Wade Pfeiffer CFO
                                          -------------------------------------

                                        ORCA MONITORING SERVICES, LLC,
                                        a Washington limited liability company,

                                        By  /s/ Alex Peder
                                          --------------------------------------

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                                  Schedule A
                                  ----------

                          Calculation of Service Fees

A. Telephone service: Fee based on actual charges for dedicated phone lines and a percentage of combined lines based on head count. Updated quarterly.

B. Utilities and janitorial service: Allocated based on percentage of floor space. Updated quarterly.

C. General office administration services: Fees based on combination of head count and percentage of floor space. Updated quarterly.

D. Overflow Call Coverage: Fees based on percentage of calls answered as follows:

CSR average rate of pay
  answer overflow sales calls for X10.com
      From HR manager: CSR hrly rate    Average hourly rate of customer service reps (updated quarterly)
      Burden and OH                     25%     15% benefit rate; 10% OH. CSR would be on site regardless of overflow calls
      Commission per hour*              Average commission per hour
                                        -------------------------------------------------------------------------------------------
          average rate of pay           Total rate of pay (hourly)
                                        ===========================================================================================

      *Commission per hour
          average $                     Average dollars rec'd as commissions (updated quarterly based on actual)
          # of calls                    Actual number of calls answered by CSR's
          Duration (min)                Average duration of each call (updated quarterly based on actual)
          time on calls (hrs)           Calculation
          $/hr                          Total commission per hour

Tech Services average rate of pay
  answer tech questions for active home - assigned 800 number
      From HR manager: CSR hrly rate    Average hourly rate of customer service reps (updated quarterly)
      Burden and OH                     25%     15% benefit rate; 10% OH. CSR would be on site regardless of overflow calls
                                        -------------------------------------------------------------------------------------------
         average rate of pay            Total rate of pay (hourly)
                                        ===========================================================================================

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